Exhibit 3.29

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “KW 2013I LLC”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF OCTOBER, A.D. 2013, AT 4:44 O’CLOCK P.M.

5417133 8100	Jeffrey W. Bullock, Secretary of State
131209265	AUTHENTICATION: 0824961
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 10-18-13

State of Delaware Secretary of State Division of Corporations Delivered 05:36 PM 10/17/2013 FILED 04:44 PM 10/17/2013 SRV 131209265 – 5417133 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is KW 2013I LLC

Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington.

Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                                                           .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 17th day of October, 2013.

By:

Authorized Person (s)

Name:	In Ku Lee

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KW 2013I LLC”, CHANGING ITS NAME FROM “KW 2013I LLC” TO “KW HILLTOP MANAGER II, LLC”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JANUARY, A.D. 2016, AT 3:10 O’CLOCK P.M.

5417133 8100	Jeffrey W. Bullock, Secretary of State
SR# 20160152384	Authentication: 201665759
Date: 01-13-16
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:10 PM 01/11/2016 FILED 03:10 PM 01/11/2016 SR 20160152384 - File Number 5417133

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: KW 2013I LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby changed to KW Hilltop Manager II, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11th day of January, A.D. 2016.

By:
Authorized Person(s)

Name:	In Ku Lee
Print or Type

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“KW HILLTOP MANAGER, LLC”, A DELAWARE LIMITED LIABILITY COMPANY,

WITH AND INTO “KW HILLTOP MANAGER II, LLC” UNDER THE NAME OF “KW HILLTOP MANAGER II, LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE FOURTH DAY OF FEBRUARY, A.D. 2016, AT 6:48 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
5417133 8100M	Authentication: 201784275
SR# 20160607364	Date: 02-05-16
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:48 PM 02/04/2016
FILED 06:48 PM 02/04/2016
SR 20160607364 - File Number 5417133

State of Delaware

Certificate of Merger

of

KW Hilltop Manager, LLC

(a Delaware limited liability company)

with and into

KW Hilltop Manager II, LLC

(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company executed the following Certificate of Merger:

First:	The name of the surviving limited liability company is KW Hilltop Manager II, LLC, a Delaware limited liability company.

Second:	The jurisdiction in which this surviving limited liability company was formed is Delaware.

Third:	The name of the limited liability company (the “Merging Delaware LLC”) being merged with and into the surviving limited liability company is KW Hilltop Manager, LLC.

Fourth:	The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and by the Merging Delaware LLC.

Fifth:	The name of the surviving limited liability company is KW Hilltop Manager II, LLC.

Sixth:	The merger is to become effective upon the filing of this certificate.

Seventh:	The executed Agreement and Plan of Merger is on file at 151 S. El Camino Drive, Beverly Hills, California 90212, a place of business of the surviving limited liability company.

Eighth:	A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request without cost, to any member of the Merging Delaware LLC or to any person holding an interest in any other business entity which is to merge or consolidate.

(signature page follows)

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by its authorized officer this 4th day of February, 2016.

KW Hilltop Manager II, LLC, a Delaware limited liability company

By:	K-W Properties, a California corporation and its sole member

By:
Name: In Ku Lee Title: Vice President

[Signature Page to Certificate of Merger]